                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ----------------------


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  December 19, 2001

                       Morgan Stanley Dean Witter & Co.
                    --------------------------------------
                    (Exact name of Registrant as specified
                                in its charter)


          Delaware                1-11758                 36-3145972
   -------------------------------------------------------------------------
         (state or other        (Commission            (I.R.S. Employer
         jurisdiction of        File Number)          Identification No.)
         incorporation)


                    1585 Broadway, New York, New York 10036
               ------------------------------------------------
              (Address of principal executive offices)(Zip Code)

      Registrant's telephone number, including area code: (212) 761-4000
                                                          --------------


   -------------------------------------------------------------------------
                (Former address, if changed since last report.)

Item 5.   Other events
----------------------

     On December 19, 2001, Morgan Stanley Dean Witter & Co. (the "Registrant") released financial information with respect to its year and quarter ended November 30, 2001. A copy of the press release containing this information is annexed as Exhibit 99.1 to this Report and by this reference incorporated herein and made a part hereof.

     The Registrant released Credit Services Owned and Managed Quarterly Statements of Income for fiscal 2000 and 2001 reflecting the reclassification of cardmember reward expense. A copy of this information is annexed as Exhibit 99.2 to this Report and by this reference incorporated herein and made a part hereof.




Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
--------------------------------------------------------------------------------

          99.1 Press release of the Registrant dated December 19, 2001 containing financial information for the fourth quarter ended November 30, 2001.

--------------------------------------------------------------------------------
          99.2 Credit Services Owned and Managed Quarterly Statements of Income for fiscal 2000 and 2001 reflecting the reclassification of cardmember reward expense.
--------------------------------------------------------------------------------

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                  MORGAN STANLEY DEAN WITTER & CO.
                                  --------------------------------
                                          (Registrant)

                                  By: /s/
                                  --------------------------------
                                      Ronald T. Carman
                                      Assistant Secretary


Dated: December 19, 2001

Contact:           Investor Relations                  Media Relations
                   William Pike                        Raymond O'Rourke
                   212-761-0008                        212-761-4262



                             MORGAN STANLEY REPORTS
              FULL-YEAR NET INCOME OF $3.6 BILLION AND ROE OF 19%;
                    FOURTH QUARTER NET INCOME IS $870 MILLION

NEW YORK, December 19, 2001 -- Morgan Stanley (NYSE: MWD) today reported net income for the fiscal year of $3,610 million, 34 percent below last year's record $5,456 million. Diluted earnings per share were $3.19, down 33 percent from $4.73 a year ago. Net revenues (total revenues less interest expense and the provision for loan losses) declined 16 percent to $21.9 billion and the return on average common equity for the full year was 19 percent./1/

Net income for the fourth quarter ended November 30, 2001 was $870 million -- a 28 percent decline from last year's fourth quarter net income of $1,208 million. Diluted earnings per share were $0.78 -- down 26 percent from $1.06 a year ago. Fourth quarter net revenues of $4.6 billion were 17 percent below last year's fourth quarter. The annualized return on average common equity was 18 percent for the quarter.

Philip J. Purcell, Chairman, and Robert G. Scott, President, said in a joint statement, "This has been a difficult year, with the economic downturn and the extraordinary events of September 11. However, the commitment and dedication of our employees throughout the year allowed us to earn a return on equity of 19 percent. We have focused on reducing expenses throughout 2001 and we will continue this effort in 2002. While the economic environment remains uncertain, we continue to benefit from the diversity of our businesses. Exceeding the expectations of our clients remains our first priority."

SECURITIES

FULL YEAR

The Company's securities business posted net income of $2,363 million in fiscal 2001, down 42 percent from a year ago. Net revenues declined 20 percent to $15.9 billion, reflecting substantially lower levels of activity in almost all institutional and individual investor businesses. Fixed income, which includes commodities, was an exception: it achieved record full-year net revenues.

In institutional securities, the Company's fixed income business benefited from monetary easing in the U.S. and Europe, increased volatility in both commodity prices and fixed income markets and robust underwriting volumes in investment grade issues. Investment banking and equities were hard hit by the industry-wide slowdown in M&A and equity issuance. For the first eleven months of calendar 2001, industry-wide announced and completed global M&A activity declined 54 percent and 41 percent, respectively, from year ago levels. Worldwide equity and equity-related issuance was 38 percent lower./2/ Additionally, equity sales and trading revenues were negatively impacted by declines in volatility and liquidity, and an increase margin pressure.

--------
/1/ All amounts for the twelve-months ended November 30, 2001 exclude (1) an extraordinary loss, net of taxes, of $30 million, or $0.03 per share, resulting from the early extinguishment of debt, and (2) a net after-tax charge of $59 million, or $0.05 per share, resulting from the adoption of SFAS 133 on December 1, 2000. See Page F-1 of Financial Summary, Notes 1 & 2.

/2/ Source: Thomson Financial Securities Data.

The Company's market share positions are: 31 percent in completed global M&A; 28 percent in announced global M&A; 11 percent in worldwide equity and equity-related underwritings; and 17 percent in worldwide IPOs./3/

     The individual investor group's net revenues declined substantially from last year's record level as retail participation in equity markets was down throughout the year. A decline in net interest income, driven by sharply lower margin debit balances, also contributed to the lower revenues. IIG added 106,000 domestic client accounts to stand at a record 5.6 million, while total client assets declined $67 billion, or 10 percent, to $595 billion at fiscal year end.

     Principal investment activities had negative revenues of $311 million for the full year compared to a $133 million gain a year ago.

FOURTH QUARTER

     Securities posted net income of $530 million, a 41 percent decline versus fourth quarter 2000. The decrease was driven by lower net revenues across most of the Company's securities businesses. A reduction in non-compensation expenses, excluding costs associated with the Company's aircraft leasing business, contributed positively to the quarter's results.

o Institutional sales and trading net revenues of $1.4 billion were 3 percent below a year ago.

     - Higher fixed income revenues were driven primarily by strong gains in government debt and interest rate derivatives trading as both desks benefited from the higher levels of trading volume and market volatility in the fourth quarter.

     - Equities' revenues were down from fourth quarter 2000, primarily due to lower customer flows, a continuing decline in primary issuance, and a significant decrease in volatility.

o    In investment banking:

     - Advisory revenues were $319 million, down 44 percent from last year's fourth quarter. The decline resulted primarily from the sharp decrease in global M&A activity that began during the second half of last year. Global completed M&A volume fell 53 percent in the fourth quarter compared to a year ago./4/

     - Total underwriting revenues declined 12 percent from last year's fourth quarter to $479 million as lower equity revenues were partially offset by an increase in fixed income. The decline in equities reflects a 50 percent decrease in global equity new issuance volume./4/

o        In the individual investor group:
     - Net revenues declined 23 percent to $986 million reflecting both the continued lower level of retail participation in equity markets compared to a year ago, and a decrease in revenues from asset management products and fee-based assets. In addition, net interest income decreased due to lower margin debit balances.

     - Globally, the number of financial advisors declined by 652 quarter-to-quarter and by 276 year-to-year to stand at 13,690 at fiscal year-end. Client assets in fee-based accounts were $110 billion, unchanged from the third quarter, but down 9 percent from a year ago.

INVESTMENT MANAGEMENT

FULL YEAR

     Investment management reported net income of $545 million, a 19 percent decline from last year's $677 million. The decline reflects a decrease in the Company's average assets under management, due largely to a decline in the market value of equity assets -- partially offset by a 6 percent decline in non-compensation expenses. Assets under management were $459 billion, down 8 percent for the fiscal year. The Company launched 9 new funds during the year, generating combined sales of nearly

---------
/3/ Source: Thomson Financial Securities Data -- January 1 to November 30, 2001.

/4/ Source: Thomson Financial Securities Data -- September 1 to November 30, 2001 & 2000.

$2 billion. The percent of the Company's fund assets performing in the top half of the Lipper rankings for one year was 59 percent compared to 58 percent a year ago./5/ The number of funds rated four or five stars by Morningstar was 56 compared to 65 a year ago.

FOURTH QUARTER

Investment management's quarterly net income was $147 million, down 10 percent from $164 million in the fourth quarter of 2000. The decrease was driven by lower average assets under management partially offset by a decline in non-compensation expenses.

o Retail assets fell $12 billion during the quarter and $35 billion from a year ago -- to stand at $280 billion. Institutional assets were unchanged during the quarter but declined $6 billion over the past twelve months to stand at $179 billion.

CREDIT SERVICES

FULL YEAR

Credit services net income was $702 million, down 3 percent from a year ago. Moderate growth in Discover Card's consumer loan portfolio and a widening in the interest rate spread on that portfolio were offset by a deterioration in credit quality. Managed consumer loans were $49.3 billion at fiscal year end, 5 percent greater than a year ago, while the interest spread increased 62 basis points over the same time period. The consumer loan charge-off rate increased 96 basis points to 5.36 percent and the over-90-day delinquency rate rose 60 basis points to 3.02 percent. The decline in credit quality reflects the weakness in the U.S. economy, a high level of national bankruptcy filings and the adverse impact of the seasoning of cardmember accounts. For the year, total transaction volume rose to a record $93.3 billion, a record 721,000 merchant locations were opened, and 4.8 million new cardmember accounts were added. Discover now has
45.7 million cardmember accounts.

FOURTH QUARTER

Credit services net income rose 31 percent from a year ago to $193 million. The increase was driven by higher net interest income and lower marketing and business development expenses, partially offset by an increase in net charge-offs. In addition, merchant and cardmember fees were up from fourth quarter 2000 levels.

o Managed consumer loans were $49.3 billion at quarter end, an increase of $2.2 billion, or 5 percent, from a year ago. The spread on these loans increased 143 basis points over the same period, driven by a decline in the cost of funds that began early in the year.

o Merchant and cardmember fees increased 12 percent from a year ago to $539 million. Higher cardmember fees were primarily responsible for the increase. Transaction volume declined 3 percent to $22.1 billion, largely as a result of lower balance transfers.

o The consumer loan net charge-off rate was 5.85 percent, essentially flat with the third quarter but up 128 basis points from a year ago. The over-90-day delinquency rate was 3.02 percent compared to 2.42 percent in fourth quarter 2000.

o Discover opened 995,000 cardmember accounts and 161,000 new merchant locations during the quarter.

Total capital at November 30, 2001 was $61.6 billion, including $21.9 billion of common and preferred stockholders' equity and preferred securities issued by subsidiaries. Book value per common share was $18.64, based on quarter-end shares outstanding of 1.1 billion.

The Company announced that its Board of Directors declared a $0.23 quarterly dividend per common share. The dividend is payable on January 25, 2002 to common shareholders of record on January 11, 2002.

---------
/5/ October 2001 vs. October 2000.

The Company repurchased approximately 25 million shares of its common stock during the 2001 fiscal year.

Morgan Stanley is a global financial services firm and a market leader in securities, investment management and credit services. With more than 700 offices in 28 countries, Morgan Stanley connects people, ideas and capital to help clients achieve their financial aspirations.

Access this press release on-line @www.morganstanley.com

                                      # # #

                            (See Attached Schedules)

This release may contain forward-looking statements. These statements, which reflect management's beliefs and expectations, are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of the risks and uncertainties that may affect the Company's future results, please see "Certain Factors Affecting Results of Operations" and "Competition and Regulation" under each of "Securities," "Investment Management" and "Credit Services" in Part 1, Item 1, in the Company's 2000 Annual Report to Shareholders on Form 10-K and "Management's Discussion and Analysis of Financial Conditions and Results of Operations" in the Company's Quarterly Reports on Form 10-Q for fiscal 2001.

                                                   MORGAN STANLEY DEAN WITTER & CO.
                                                        Financial Summary
                                                  (unaudited, dollars in millions)

                                                                               Percentage
                                               Quarter Ended                   Change From:      Twelve Months Ended
                                -------------------------------------------- -------------- -----------------------------
                                     Nov 30,       Nov 30,        Aug 31,    Nov 30, Aug 31,    Nov 30,        Nov 30,    Percentage
                                      2001          2000           2001       2000    2001       2001           2000        Change
                                -------------- -------------- -------------- ------  ------ -------------- -------------- ----------
Net revenues

  Securities                    $        3,120 $        3,973 $        3,640   (21%)  (14%) $       15,914 $       19,807   (20%)
  Investment Management                    559            696            603   (20%)   (7%)          2,423          2,712   (11%)
  Credit Services                          904            876            893     3%     1%           3,559          3,480     2%
                                -------------- -------------- --------------                -------------- --------------
  Consolidated net revenues     $        4,583 $        5,545 $        5,136   (17%)  (11%) $       21,896 $       25,999   (16%)
                                ============== ============== ==============                ============== ==============

Net income
  Securities                    $          530 $          897 $          414   (41%)   28%  $        2,363 $        4,054   (42%)
  Investment Management                    147            164            125   (10%)   18%             545            677   (19%)
  Credit Services                          193            147            196    31%    (2%)            702            725    (3%)
                                -------------- -------------- --------------                -------------- --------------
  Income before extraordinary
     item and cumulative effect
     of accounting change                  870          1,208            735   (28%)   18%           3,610          5,456   (34%)
  Extraordinary item (1)                     0              0            (30)   --      *              (30)             0     *
  Cumulative effect of
     accounting change (2)                   0              0              0    --     --              (59)             0     *
                                -------------- -------------- --------------                -------------- --------------
  Consolidated net income       $          870 $        1,208 $          705   (28%)   23%  $        3,521 $        5,456   (35%)
                                ============== ============== ==============                ============== ==============
  Preferred stock dividend
     requirements               $            5 $            9 $            9   (44%)  (44%) $           32 $           36   (11%)
                                ============== ============== ==============                ============== ==============
  Earnings applicable to
     common shares              $          865 $        1,199 $          696   (28%)   24%  $        3,489 $        5,420   (36%)
                                ============== ============== ==============                ============== ==============

Basic earnings per common share
  Income before extraordinary
     item and cumulative effect
     of accounting change       $         0.80 $         1.10 $         0.67   (27%)   19%  $         3.29 $         4.95   (34%)
  Extraordinary item            $         0.00 $         0.00 $        (0.03)   --      *   $        (0.03)$         0.00     *
  Cumulative effect of
     accounting change          $         0.00 $         0.00 $         0.00    --     --   $        (0.05)$         0.00     *
  Net Income                    $         0.80 $         1.10 $         0.64   (27%)   25%  $         3.21 $         4.95   (35%)

Diluted earnings per common
     share
  Income before extraordinary
     item and cumulative effect
     of accounting change       $         0.78 $         1.06 $         0.65   (26%)   20%  $         3.19 $         4.73   (33%)
  Extraordinary item            $         0.00 $         0.00 $        (0.03)   --      *   $        (0.03)$         0.00     *
  Cumulative effect of
     accounting change          $         0.00 $         0.00 $         0.00    --     --   $        (0.05)$         0.00     *
  Net Income                    $         0.78 $         1.06 $         0.62   (26%)   26%  $         3.11 $         4.73   (34%)

Average common shares
     outstanding
  Basic                          1,078,517,918  1,089,728,519  1,085,447,127                 1,086,121,508  1,095,858,438
  Diluted                        1,108,980,235  1,135,358,763  1,119,301,107                 1,121,764,086  1,145,011,515
Period end common shares
     outstanding                 1,093,006,744  1,107,270,331  1,106,317,423                 1,093,006,744  1,107,270,331

Return on common equity (3)              17.6%          26.5%          14.9%                         18.5%          30.9%

     ____________________________________
(1)  Represents extraordinary loss on the early extinguishment of debt.
(2) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(3)  Excludes the cumulative effect of accounting change and extraordinary item.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                                    MORGAN STANLEY DEAN WITTER & CO.
                                               Consolidated Income Statement Information
                                                   (unaudited, dollars in millions)

                                                                                   Percentage
                                                       Quarter Ended              Change From:     Twelve Months Ended
                                               -----------------------------   -----------------   -------------------
                                                Nov 30,   Nov 30,    Aug 31,    Nov 30,  Aug 31,    Nov 30,    Nov 30,   Percentage
                                                 2001      2000       2001       2000     2001       2001       2000       Change
                                               --------  --------   --------   -------- --------   --------   --------   ----------
Investment banking                             $    805   $  1,131   $    789     (29%)      2%     $  3,415   $  5,008      (32%)
Principal transactions:
       Trading                                      649        979      1,097     (34%)    (41%)       5,501      7,361      (25%)
       Investments                                 (104)       (70)       (59)    (49%)    (76%)        (316)       193         *
Commissions                                         750        858        718     (13%)      4%        3,153      3,645      (13%)
Fees:
       Asset management, distribution
         and administration                         944      1,101      1,020     (14%)     (7%)       4,078      4,286       (5%)
       Merchant and cardmember                      345        326        362       6%      (5%)       1,345      1,323        2%
       Servicing                                    567        390        434      45%      31%        1,904      1,450       31%
Interest and dividends                            4,116      5,465      5,825     (25%)    (29%)      24,127     21,234       14%
Other                                               146        155        110      (6%)     33%          520        485        7%
                                               --------   --------   --------                       --------   --------
       Total revenues                             8,218     10,335     10,296     (20%)    (20%)      43,727     44,985       (3%)
Interest expense                                  3,304      4,582      4,883     (28%)    (32%)      20,779     18,176       14%
Provision for consumer loan losses                  331        208        277      59%      19%        1,052        810       30%
                                               --------   --------   --------                       --------   --------
       Net revenues                               4,583      5,545      5,136     (17%)    (11%)      21,896     25,999      (16%)
                                               --------   --------   --------                       --------   --------

Compensation and benefits                         1,424      1,775      2,380     (20%)    (40%)       9,397     10,936      (14%)
Occupancy and equipment                             216        221        227      (2%)     (5%)         895        772       16%
Brokerage, clearing and exchange fees               169        151        165      12%       2%          664        586       13%
Information processing and communications           411        417        402      (1%)      2%        1,622      1,486        9%
Marketing and business development                  287        452        274     (37%)      5%        1,258      1,560      (19%)
Professional services                               311        384        249     (19%)     25%        1,148      1,110        3%
Other                                               397        256        281      55%      41%        1,228      1,058       16%
                                               --------   --------   --------                       --------   --------
       Total non-interest expenses                3,215      3,656      3,978     (12%)    (19%)      16,212     17,508       (7%)
                                               --------   --------   --------                       --------   --------
Gain on sale of business                              0          0          0      --       --             0         35         *
                                               --------   --------   --------                       --------   --------
Income before taxes, extraordinary item and
  cumulative effect of accounting change          1,368      1,889      1,158     (28%)     18%        5,684      8,526      (33%)
Income tax expense                                  498        681        423     (27%)     18%        2,074      3,070      (32%)
                                               --------   --------   --------                       --------   --------
Income before extraordinary item and
  cumulative effect of accounting change            870      1,208        735     (28%)     18%        3,610      5,456      (34%)
Extraordinary item (1)                                0          0        (30)     --         *         (30)          0         *
Cumulative effect of accounting change (2)            0          0          0      --       --          (59)          0         *
                                               --------   --------   --------                       --------   --------
Net income                                     $    870   $  1,208   $    705     (28%)     23%     $  3,521   $  5,456      (35%)
                                               ========   ========   ========                       ========   ========
Preferred stock dividend requirements          $      5   $      9   $      9     (44%)    (44%)    $    32    $    36       (11%)
                                               ========   ========   ========                       ========   ========
Earnings applicable to common shares           $    865   $  1,199   $    696     (28%)     24%     $  3,489   $  5,420      (36%)
                                               ========   ========   ========                       ========   ========
Compensation and benefits as a % of
  net revenues                                      31%        32%        46%                            43%        42%

________________________________________________
(1)   Represents extraordinary loss on the early extinguishment of debt.
(2) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                                MORGAN STANLEY DEAN WITTER & CO.
                                             Securities Income Statement Information
                                                (unaudited, dollars in millions)


                                                                                  Percentage
                                                         Quarter Ended            Change From:     Twelve Months Ended
                                                ------------------------------  -----------------  -------------------
                                                 Nov 30,    Nov 30,    Aug 31,  Nov 30,   Aug 31,   Nov 30,    Nov 30,  Percentage
                                                  2001       2000       2001     2000      2001      2001       2000      Change
                                                --------   --------   --------  -------   -------  --------   --------  ----------
Investment banking                              $    798   $  1,108   $    777   (28%)       3%    $  3,362   $  4,881     (31%)
Principal transactions:
     Trading                                         649        979      1,097   (34%)     (41%)      5,501      7,361     (25%)
     Investments                                    (100)      (103)       (58)    3%      (72%)       (311)       133       *
Commissions                                          740        849        709   (13%)       4%       3,116      3,605     (14%)
Asset management, distribution and
  administration fees                                416        497        458   (16%)      (9%)      1,830      1,898      (4%)
Interest and dividends                             3,511      4,734      5,135   (26%)     (32%)     21,464     18,256      18%
Other                                                134        149        100   (10%)      34%         483        457       6%
                                                --------   --------   --------                     --------   --------
     Total revenues                                6,148      8,213      8,218   (25%)     (25%)     35,445     36,591      (3%)
Interest expense                                   3,028      4,240      4,578   (29%)     (34%)     19,531     16,784      16%
                                                --------   --------   --------                     --------   --------
     Net revenues                                  3,120      3,973      3,640   (21%)     (14%)     15,914     19,807     (20%)
                                                --------   --------   --------                     --------   --------

Compensation and benefits                          1,136      1,398      1,993   (19%)     (43%)      7,927      9,464     (16%)
Occupancy and equipment                              171        178        182    (4%)      (6%)        716        609      18%
Brokerage, clearing and exchange fees                129        104        123    24%        5%         496        425      17%
Information processing and communications            250        275        255    (9%)      (2%)      1,026        958       7%
Marketing and business development                   119        180        113   (34%)       5%         507        678     (25%)
Professional services                                224        293        182   (24%)      23%         837        815       3%
Other                                                278        147        163    89%       71%         775        611      27%
                                                --------   --------   --------                     --------   --------
     Total non-interest expenses                   2,307      2,575      3,011   (10%)     (23%)     12,284     13,560      (9%)
                                                --------   --------   --------                     --------   --------
Income before taxes, extraordinary item and
  cumulative effect of accounting change             813      1,398        629   (42%)      29%       3,630      6,247     (42%)
Income tax expense                                   283        501        215   (44%)      32%       1,267      2,193     (42%)
                                                --------   --------   --------                     --------   --------
Income before extraordinary item and
  cumulative effect of accounting change             530        897        414   (41%)      28%       2,363      4,054     (42%)
Extraordinary item - loss on the early
  extinguishment of debt                               0          0        (30)   --         *          (30)         0       *
Cumulative effect of accounting change (1)             0          0          0    --        --          (46)         0       *
                                                --------   --------   --------                     --------   --------
Net income                                      $    530   $    897   $    384   (41%)      38%    $  2,287   $  4,054     (44%)
                                                ========   ========   ========                     ========   ========

Compensation and benefits as a % of
  net revenues                                       36%        35%       55%                           50%        48%
Non-compensation expenses as a % of
  net revenues                                       38%        30%       28%                           27%        21%
Profit margin (2)                                    17%        23%       11%                           15%        20%

___________________________
(1) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(2) Net income excluding cumulative effect of accounting change and extraordinary item as a % of net revenues.

                                                  MORGAN STANLEY DEAN WITTER & CO.
                                         Investment Management Income Statement Information
                                                  (unaudited, dollars in millions)

                                                                                    Percentage
                                                          Quarter Ended            Change From:     Twelve Months Ended
                                                ------------------------------  -------------------  -------------------
                                                 Nov 30,    Nov 30,    Aug 31,   Nov 30,    Aug 31,   Nov 30,    Nov 30,   Pecentage
                                                  2001       2000       2001      2000       2001      2001       2000      Change
                                                --------   --------   --------  --------   --------  --------   --------   ---------
Investment banking                              $      7   $     23   $     12    (70%)      (42%)   $     53   $    127     (58%)
Principal transactions:
     Investments                                      (4)        33         (1)  (112%)         *          (5)        60    (108%)
Commissions                                           10          9          9     11%        11%          37         40      (8%)
Asset management, distribution and
 administration fees                                 528        604        562    (13%)       (6%)      2,248      2,388      (6%)
Interest and dividends                                12         29         16    (59%)      (25%)         70         83     (16%)
Other                                                 10          6          7     67%        43%          32         28      14%
                                                --------   --------   --------                       --------   --------
     Total revenues                                  563        704        605    (20%)       (7%)      2,435      2,726     (11%)
Interest expense                                       4          8          2    (50%)      100%          12         14     (14%)
                                                --------   --------   --------                       --------   --------
     Net revenues                                    559        696        603    (20%)       (7%)      2,423      2,712     (11%)
                                                --------   --------   --------                       --------   --------

Compensation and benefits                            119        195        205    (39%)      (42%)        743        814      (9%)
Occupancy and equipment                               25         25         26      --        (4%)        103         97       6%
Brokerage, clearing and exchange fees                 40         47         42    (15%)       (5%)        168        161       4%
Information processing and communications             27         24         29     13%        (7%)        106         90      18%
Marketing and business development                    26         54         35    (52%)      (26%)        138        178     (22%)
Professional services                                 30         38         22    (21%)       36%         112        113      (1%)
Other                                                 36         39         33     (8%)        9%         126        159     (21%)
                                                --------   --------   --------                       --------   --------
     Total non-interest expenses                     303        422        392    (28%)      (23%)      1,496      1,612      (7%)
                                                --------   --------   --------                       --------   --------
Gain on sale of business                               0          0          0      --         --           0         35        *
                                                --------   --------   --------                       --------   --------
Income before income taxes                           256        274        211     (7%)       21%         927      1,135     (18%)
Income tax expense                                   109        110         86     (1%)       27%         382        458     (17%)
                                                --------   --------   --------                       --------   --------

Net income                                      $    147   $    164   $    125    (10%)       18%    $    545   $    677     (19%)
                                                ========   ========   ========                       ========   ========

Compensation and benefits as a % of
 net revenues                                        21%        28%        34%                            31%        30%
Non-compensation expenses as a % of
 net revenues                                        33%        33%        31%                            31%        29%
Profit margin (1)                                    26%        24%        21%                            22%        25%

_______________
(1)  Net income as a % of net revenues.

                                                   MORGAN STANLEY DEAN WITTER & CO.
                                             Credit Services Income Statement Information
                                                   (unaudited, dollars in millions)

                                                                                   Percentage
                                                        Quarter Ended             Change From:      Twelve Months Ended
                                                -----------------------------   ----------------    -------------------
                                                Nov 30,    Nov 30,    Aug 31,   Nov 30,  Aug 31,    Nov 30,     Nov 30,   Percentage
                                                 2001       2000       2001      2000     2001       2001        2000       Change
                                                -------    -------    -------   -------  -------    -------     -------   ----------
Fees:
     Merchant and cardmember (1)                $   345    $   326    $   362      6%      (5%)     $ 1,345     $ 1,323       2%
     Servicing                                      567        390        434     45%      31%        1,904       1,450      31%
Other                                                 2          0          3      *      (33%)           5           0       *
                                                -------    -------    -------                       -------     -------
     Total non-interest revenues                    914        716        799     28%      14%        3,254       2,773      17%

Interest revenue                                    593        702        674    (16%)    (12%)       2,593       2,895     (10%)
Interest expense                                    272        334        303    (19%)    (10%)       1,236       1,378     (10%)
                                                -------    -------    -------                       -------     -------
     Net interest income                            321        368        371    (13%)    (13%)       1,357       1,517     (11%)

Provision for consumer loan losses                  331        208        277     59%      19%        1,052         810      30%
                                                -------    -------    -------                       -------     -------
     Net credit income                              (10)       160         94   (106%)   (111%)         305         707     (57%)
                                                -------    -------    -------                       -------     -------
     Net revenues                                   904        876        893      3%       1%        3,559       3,480       2%
                                                -------    -------    -------                       -------     -------

Compensation and benefits                           169        182        182     (7%)     (7%)         727         658      10%
Occupancy and equipment                              20         18         19     11%       5%           76          66      15%
Information processing and communications           134        118        118     14%      14%          490         438      12%
Marketing and business development (1)              142        218        126    (35%)     13%          613         704     (13%)
Professional services                                57         53         45      8%      27%          199         182       9%
Other                                                83         70         85     19%      (2%)         327         288      14%
                                                -------    -------    -------                       -------     -------
     Total non-interest expenses                    605        659        575     (8%)      5%        2,432       2,336       4%
                                                -------    -------    -------                       -------     -------
Income before income taxes and cumulative
        effect of accounting change                 299        217        318     38%      (6%)       1,127       1,144      (1%)
Income tax expense                                  106         70        122     51%     (13%)         425         419       1%
                                                -------    -------    -------                       -------     -------
Income before cumulative effect of
        accounting change                           193        147        196     31%      (2%)         702         725      (3%)
Cumulative effect of accounting change (2)            0          0          0     --       --           (13)          0       *
                                                -------    -------    -------                       -------     -------
Net income                                      $   193    $   147    $   196     31%      (2%)     $   689     $   725      (5%)
                                                =======    =======    =======                       =======     =======

Compensation and benefits as a % of
  net revenues                                      19%        21%        20%                           20%         19%
Non-compensation expenses as a % of
  net revenues                                      48%        54%        44%                           48%         48%
Profit margin (3)                                   21%        17%        22%                           20%         21%

_________________________
(1) Information restated to reflect the reclassification of cardmember reward expense, previously reflected in marketing and business development, as a contra revenue item in merchant and cardmember fees.
(2) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(3) Net income excluding cumulative effect of accounting change as a % of net revenues.

                                                MORGAN STANLEY DEAN WITTER & CO.
                                          Credit Services Income Statement Information
                                                (unaudited, dollars in millions)
                                                      (Managed loan basis)

                                                                             Percentage
                                                   Quarter Ended            Change From:      Twelve Months Ended
                                            ---------------------------- ------------------  ---------------------
                                             Nov 30,   Nov 30,   Aug 31,  Nov 30,   Aug 31,   Nov 30,      Nov 30,  Percentage
                                              2001      2000      2001     2000      2001      2001         2000      Change
                                            --------  --------  -------- --------  --------  --------     --------  ----------
Fees:
     Merchant and cardmember (1)            $    539  $    480  $    539    12%       --     $  2,086     $  1,950       7%
     Servicing                                     0         0         0     --       --            0            0      --
Other                                              2         0         3      *     (33%)           5            0       *
                                            --------  --------  --------                     --------     --------
     Total non-interest revenues                 541       480       542    13%       --        2,091        1,950       7%

Interest revenue                               1,696     1,675     1,741     1%      (3%)       6,929        6,327      10%
Interest expense                                 562       754       657   (25%)    (14%)       2,747        2,840      (3%)
                                            --------  --------  --------                     --------     --------
     Net interest income                       1,134       921     1,084    23%       5%        4,182        3,487      20%

Provision for consumer loan losses               771       525       733    47%       5%        2,714        1,957      39%
                                            --------  --------  --------                     --------     --------
     Net credit income                           363       396       351    (8%)      3%        1,468        1,530      (4%)
                                            --------  --------  --------                     --------     --------
     Net revenues                                904       876       893     3%       1%        3,559        3,480       2%
                                            --------  --------  --------                     --------     --------
Compensation and benefits                        169       182       182    (7%)     (7%)         727          658      10%
Occupancy and equipment                           20        18        19    11%       5%           76           66      15%
Information processing and communications        134       118       118    14%      14%          490          438      12%
Marketing and business development (1)           142       218       126   (35%)     13%          613          704     (13%)
Professional services                             57        53        45     8%      27%          199          182       9%
Other                                             83        70        85    19%      (2%)         327          288      14%
                                            --------  --------  --------                     --------     --------
     Total non-interest expenses                 605       659       575    (8%)      5%        2,432        2,336       4%
                                            --------  --------  --------                     --------     --------
Income before income taxes and cumulative
  effect of accounting change                    299       217       318    38%      (6%)       1,127        1,144      (1%)
Income tax expense                               106        70       122    51%     (13%)         425          419       1%
                                            --------  --------  --------                     --------     --------
Income before cumulative effect of
     accounting change                           193       147       196    31%      (2%)         702          725      (3%)
Cumulative effect of accounting change (2)         0         0         0     --       --          (13)           0        *
                                            --------  --------  --------                     --------     --------
Net income                                  $    193  $    147  $    196    31%      (2%)    $    689     $    725      (5%)
                                            ========  ========  ========                     ========     ========

Compensation and benefits as a % of net
  revenues                                       19%       21%       20%                          20%          19%
Non-compensation expenses as a % of net
  revenues                                       48%       54%       44%                          48%          48%
Profit margin (3)                                21%       17%       22%                          20%          21%

__________________
(1) Information restated to reflect the reclassification of cardmember reward expense, previously reflected in marketing and business development, as a contra revenue item in merchant and cardmember fees.
(2) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(3) Net income excluding cumulative effect of accounting change as a % of net revenues.


                                                  MORGAN STANLEY DEAN WITTER & CO.
                                            Financial Information and Statistical Data
                                                           (unaudited)



                                                                                          Percentage     Twelve Months
                                                                     Quarter Ended       Change From:       Ended
                                                            --------------------------- --------------- ---------------
                                                             Nov 30,   Nov 30,  Aug 31, Nov 30, Aug 31, Nov 30, Nov 30, Percentage
                                                              2001      2000     2001    2000    2001    2001   2000      Change
                                                            --------- -------- -------- ------- ------- ------- ------- ----------
Morgan Stanley
Total assets (millions)                                     $ 484,000 $427,000 $507,000   13%     (5%)
Period end common shares outstanding (millions)               1,093.0  1,107.3  1,106.3   (1%)    (1%)
Book value per common share                                 $   18.64 $  16.91 $  17.76   10%      5%
Shareholders' equity (millions) (1)                         $  21,926 $ 19,671 $ 21,199   11%      3%
Total capital (millions) (2)                                $  61,633 $ 49,637 $ 60,652   24%      2%
Worldwide employees                                            61,319   62,679   62,392   (2%)    (2%)

SECURITIES
      Advisory revenue (millions)                           $     319 $    566 $    360  (44%)   (11%)   $1,420  $2,141     (34%)
      Underwriting revenue (millions)                       $     479 $    542 $    417  (12%)    15%    $1,942  $2,740     (29%)
Institutional Securities
      Sales and trading net revenue (millions) (3)          $   1,392 $  1,436 $  1,778   (3%)   (22%)   $8,208  $8,862      (7%)
      Mergers and acquisitions announced transactions (4)
            Morgan Stanley global market volume (billions)  $   395.0 $1,069.5 $  279.4
            Rank                                                    3        2        4
      Worldwide equity and related issues (4)
            Morgan Stanley global market volume (billions)  $    40.2 $   59.3 $   32.9
            Rank                                                    4        3        4
Individual Investor Group
      Net revenue (millions)                                $     986 $  1,276 $  1,056  (23%)    (7%)   $4,379  $5,548     (21%)
      Global financial advisors                                13,690   13,966   14,342   (2%)    (5%)
      Total client assets (billions)                        $     595 $    662 $    597  (10%)     --
      Fee-based client account assets (billions) (5)        $     110 $    121 $    109   (9%)     1%

INVESTMENT MANAGEMENT ($ billions)
Assets under management or supervision
Products offered primarily to individuals
      Mutual funds
            Equity                                          $      83 $    103 $     85  (19%)    (2%)
            Fixed income                                           36       46       41  (22%)   (12%)
            Money markets                                          66       57       65   16%      2%
                                                            --------- -------- --------
            Total mutual funds                                    185      206      191  (10%)    (3%)

      ICS Assets                                                   30       31       31   (3%)    (3%)
      Separate accounts, unit trust and other arrangements         65       78       70  (17%)    (7%)
                                                            --------- -------- --------
      Sub-total Individual                                        280      315      292  (11%)    (4%)
                                                            --------- -------- --------
Products offered primarily to institutional clients
      Mutual funds                                                 38       35       38    9%      --
      Separate accounts, pooled vehicle and other
      arrangements                                                141      150      141   (6%)     --
                                                            --------- -------- --------
      Sub-total Institutional                                     179      185      179   (3%)     --
                                                            --------- -------- --------
Total assets under management or supervision                $     459 $    500 $    471   (8%)    (3%)
                                                            ========= ======== ========

___________________
(1) Includes preferred and common equity and preferred securities issued by subsidiaries.
(2) Includes preferred and common equity, preferred securities issued by subsidiaries, capital units and non-current portion of long-term debt.
(3)  Includes principal trading, commissions and net interest revenue.
(4)  Source: Thomson Financial Securities Data - January 1 to November 30, 2001.
(5) Represents the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.

                                               MORGAN STANLEY DEAN WITTER & CO.
                                          Financial Information and Statistical Data
                                               (unaudited, dollars in millions)

                                              Quarter Ended         Percentage Change From:   Twelve Months Ended
                                     -----------------------------  -----------------------  ---------------------
                                       Nov 30,   Nov 3,   Aug 31,    Nov 30,       Aug 31,    Nov 30,     Nov 30,   Percentage
                                        2001      2000      2001       2000         2001       2001        2000       Change
                                     --------- --------- ---------  ---------     ---------  ---------   ---------  ----------
CREDIT SERVICES

Owned credit card loans
     Period end                      $  20,085 $  21,866 $  20,194      (8%)          (1%)   $  20,085   $  21,866       (8%)
     Average                         $  19,546 $  20,897 $  20,407      (6%)          (4%)   $  20,701   $  21,906       (6%)

Managed credit card loans (1)
     Period end                      $  49,332 $  47,123 $  49,704       5%           (1%)   $  49,332   $  47,123        5%
     Average                         $  48,964 $  45,825 $  49,825       7%           (2%)      49,432   $  43,536       14%
     Interest yield                     13.48%    14.13%    13.34%   (65 bp)        14 bp       13.45%      13.82%    (37 bp)
     Interest spread                     8.81%     7.38%     8.13%   143 bp         68 bp        7.88%       7.26%     62 bp
     Net charge-off rate                 5.85%     4.57%     5.79%   128 bp          6 bp        5.36%       4.40%     96 bp
     Delinquency rate (over 30 days)     6.85%     5.92%     6.31%    93 bp         54 bp        6.85%       5.92%     93 bp
     Delinquency rate (over 90 days)     3.02%     2.42%     2.61%    60 bp         41 bp        3.02%       2.42%     60 bp

     Transaction volume (billions)   $    22.1 $   22.8  $    23.3      (3%)          (5%)   $    93.3   $    90.1        4%
     Accounts (millions)                  45.7     42.6       45.4       7%            1%         45.7        42.6        7%
     Active accounts (millions)           24.0     23.8       24.0       1%            --         24.0        23.8        1%
     Average receivables per average
       active account (actual $)     $   2,055 $  1,960  $   2,069       5%           (1%)   $   2,057   $   1,893        9%
     Securitization gain             $      (7)$      1  $       3       *              *    $      70   $      80      (13%)

__________________
(1)  Includes owned and securitized credit card loans.

                                                   MORGAN STANLEY DEAN WITTER & CO.
                                                       Quarterly Credit Services
                                                        Statements of Income
                                                  (unaudited, dollars in millions)

                                                                                FOR THE QUARTER ENDED
                                                       -----------------------------------------------------------------------
                                                        Nov 30,  Aug 31,  May 31,  Feb 28,  Nov 30,  Aug 31,  May 31,  Feb 29,
                                                         2001     2001     2001     2001     2000     2000     2000     2000
                                                       -------- -------- -------- -------- -------- -------- -------- --------
   Fees:
        Merchant and cardmember (1)                    $    345 $    362 $    325 $    313 $    326 $    339 $    335 $    323
        Servicing                                           567      434      476      427      390      424      349      287
   Other                                                      2        3        0        0        0        0        0        0
                                                       -------- -------- -------- -------- -------- -------- -------- --------
        Total non-interest revenues                         914      799      801      740      716      763      684      610

   Interest revenue                                         593      674      654      672      702      687      762      744
   Interest expense                                         272      303      322      339      334      326      360      358
                                                       -------- -------- -------- -------- -------- -------- -------- --------
        Net interest income                                 321      371      332      333      368      361      402      386

   Provision for consumer loan losses                       331      277      231      213      208      175      204      223
                                                       -------- -------- -------- -------- -------- -------- -------- --------
        Net credit income                                   (10)      94      101      120      160      186      198      163

                                                       -------- -------- -------- -------- -------- -------- -------- --------
        Net revenues                                        904      893      902      860      876      949      882      773
                                                       -------- -------- -------- -------- -------- -------- -------- --------

   Compensation and benefits                                169      182      187      189      182      172      142      162
   Occupancy and equipment                                   20       19       18       19       18       17       16       15
   Information processing and communications                134      118      122      116      118      113      106      101
   Marketing and business development (1)                   142      126      163      182      218      168      164      154
   Professional services                                     57       45       48       49       53       47       42       40
   Other                                                     83       85       85       74       70       77       69       72
                                                       -------- -------- -------- -------- -------- -------- -------- --------
        Total non-interest expenses                         605      575      623      629      659      594      539      544
                                                       -------- -------- -------- -------- -------- -------- -------- --------
   Income before income taxes and cumulative
        effect of accounting change                         299      318      279      231      217      355      343      229
   Income tax expense                                       106      122      108       89       70      128      132       89
                                                       -------- -------- -------- -------- -------- -------- -------- --------
   Income before cumulative effect of
        accounting change                                   193      196      171      142      147      227      211      140
   Cumulative effect of accounting change (2)                 0        0        0      (13)       0        0        0        0
                                                       -------- -------- -------- -------- -------- -------- -------- --------
   Net income                                          $    193 $    196 $    171 $    129 $    147 $    227 $    211 $    140
                                                       ======== ======== ======== ======== ======== ======== ======== ========

   Compensation and benefits as a % of net revenue          19%      20%      21%      22%      21%      18%      16%      21%
   Non-compensation and benefits as a % of net revenue      48%      44%      48%      51%      54%      44%      45%      49%
   Profit Margin (3)                                        21%      22%      19%      17%      17%      24%      24%      18%

_____________________________________________
(1) Information restated to reflect the reclassification of cardmember reward expense, previously reflected in marketing and business development, as a contra revenue item in merchant and cardmember fees.
(2) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(3) Net income excluding cumulative effect of accounting change as a % of net revenues.

                                                     MORGAN STANLEY DEAN WITTER & CO.
                                                        Quarterly Credit Services
                                                           Statements of Income
                                                     (unaudited, dollars in millions)
                                                          (Managed loan basis)


                                                                              FOR THE QUARTER ENDED
                                             -------------------------------------------------------------------------------------
                                             Nov 30,    Aug 31,    May 31,    Feb 28,     Nov 30,    Aug 31,    May 31,     Feb 29,
                                              2001       2001       2001       2001        2000       2000       2000        2000
                                             -------    -------    -------    -------     -------    -------    -------    -------
Fees:
     Merchant and cardmember (1)             $   539    $   539    $   512    $   496     $   480    $   526    $   479    $   465
Servicing                                          0          0          0          0           0          0          0          0
Other                                              2          3          0          0           0          0          0          0
                                             -------    -------    -------    -------     -------    -------    -------    -------
     Total non-interest revenues                 541        542        512        496         480        526        479        465

Interest revenue                               1,696      1,741      1,745      1,747       1,675      1,631      1,570      1,451
Interest expense                                 562        657        730        798         754        738        695        653
                                             -------    -------    -------    -------     -------    -------    -------    -------
     Net interest income                       1,134      1,084      1,015        949         921        893        875        798

Provision for consumer loan losses               771        733        625        585         525        470        472        490
                                             -------    -------    -------    -------     -------    -------    -------    -------
     Net credit income                           363        351        390        364         396        423        403        308

                                             -------    -------    -------    -------     -------    -------    -------    -------
     Net revenues                                904        893        902        860         876        949        882        773
                                             -------    -------    -------    -------     -------    -------    -------    -------

Compensation and benefits                        169        182        187        189         182        172        142        162
Occupancy and equipment                           20         19         18         19          18         17         16         15
Information processing and communications        134        118        122        116         118        113        106        101
Marketing and business development (1)           142        126        163        182         218        168        164        154
Professional services                             57         45         48         49          53         47         42         40
Other                                             83         85         85         74          70         77         69         72
                                             -------    -------    -------    -------     -------    -------    -------    -------
     Total non-interest expenses                 605        575        623        629         659        594        539        544
                                             -------    -------    -------    -------     -------    -------    -------    -------
Income before income taxes and cumulative
     effect of accounting change                 299        318        279        231         217        355        343        229
Income tax expense                               106        122        108         89          70        128        132         89
                                             -------    -------    -------    -------     -------    -------    -------    -------
Income before cumulative effect of
     accounting change                           193        196        171        142         147        227        211        140
Cumulative effect of acounting change (2)          0          0          0        (13)          0          0          0          0
                                             -------    -------    -------    -------     -------    -------    -------    -------
Net income                                   $   193    $   196    $   171    $   129     $   147    $   227    $   211    $   140
                                             =======    =======    =======    =======     =======    =======    =======    =======
Compensation and benefits as a % of
  net revenue                                    19%        20%        21%        22%         21%        18%        16%        21%
Non-compensation and benefits as a % of
  net revenue                                    48%        44%        48%        51%         54%        44%        45%        49%
Profit Margin (3)                                21%        22%        19%        17%         17%        24%        24%        18%

________________________
(1) Information restated to reflect the reclassification of cardmember reward expense, previously reflected in marketing and business development, as a contra revenue item in merchant and cardmember fees.
(2) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(3) Net income excluding cumulative effect of accounting change as a % of net revenues.